UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 3, 2025

KRONOS WORLDWIDE, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-31763	76-0294959
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

5430 LBJ Freeway, Suite 1700, Dallas, Texas (Address of principal executive offices)	75240-2620 (Zip Code)

Registrant’s telephone number, including area code

(972) 233-1700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	KRO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On September 3, 2025, Kronos Worldwide, Inc. (“Kronos”) issued a press release announcing that that its wholly-owned subsidiary, Kronos International, Inc., has agreed to sell €75 million principal amount of senior secured notes due 2029 through an institutional private placement (the “Notes Offering”). Subject to customary closing conditions, the Notes Offering is expected to occur on or about September 15, 2025.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein in accordance with Rule 135c of the Securities Act of 1933, as amended. Nothing in this filing or the attached press release is an offer to sell or a solicitation of an offer to purchase any notes.

This Current Report on Form 8-K contains forward-looking statements, including regarding the Notes Offering. These forward-looking statements involve a number of risks and uncertainties. Among the important factors that could cause actual results to differ materially from those results indicated in the forward-looking statements are those identified in Kronos Worldwide, Inc.’s most recent annual and quarterly reports filed with the Securities and Exchange Commission.

Item 9.01Financial Statements and Exhibits.

(d)Exhibits

Item No.	Description

99.1	Press Release, dated September 3, 2025, issued by Kronos Worldwide, Inc. regarding pricing of private offering of senior secured notes

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KRONOS WORLDWIDE, INC.
(Registrant)

Date: September 3, 2025	By:	/s/ Bradley E. Troutman
Bradley E. Troutman,
Senior Vice President and Chief Financial Officer